Exhibit 5.1

September 16, 2016

Impac Mortgage Holdings, Inc.

19500 Jamboree Road

Irvine, CA  92614

Re: Registration Statement on Form S-3 (File No. 333-204513)

Ladies and Gentlemen:

We have acted as special counsel to Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), in connection with the offer and sale by the Company of up to 3,450,000 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”).  The Shares are included in a shelf registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”),  initially filed with the Securities and Exchange Commission (the “Commission”) on May 28, 2015 (File No. 333-204513) (as so filed and as amended, the “Registration Statement”),  and a prospectus dated June 16, 2015 (the “Base Prospectus”), as supplemented by a prospectus supplement dated September 15, 2016 filed with the Commission pursuant to Rule 424(b) promulgated under the Act (together with the Base Prospectus, the “Prospectus”).  This opinion letter also relates to the preferred stock purchase rights associated with the Common Stock (the “Rights”), with respect to the Shares, to be issued pursuant to the Rights Agreement (as defined below).  This opinion letter is being delivered at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue offer and sale of the Shares.

The Shares are to be sold pursuant to an underwriting agreement dated September 15, 2016 by and between  JMP Securities LLC and the Company (the “Underwriting Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Articles of Incorporation, as amended or supplemented to date (the “Charter”), Bylaws, as amended to date, and the Tax Benefits Preservation Rights Agreement dated as of September 3, 2013, as amended on September 24, 2013 and April 27, 2016 (as amended, the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as rights agent, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents.

This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Maryland General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Underwriting Agreement as described in the Prospectus, will be validly issued, fully paid and nonassessable, and the Rights associated with the Shares will be validly issued.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

The opinions included herein are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Manatt, Phelps and Phillips, LLP

Manatt, Phelps and Phillips, LLP